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                                                                    EXHIBIT 99.1

                                                           Contact: Karen Miller
                                                    Vice President Finance & CFO
                                                         (703) 847-1400, ext 131


            APACHE Medical Systems, Inc. in Receipt of Nasdaq Notice
                   Regarding Trading Price of its Common Stock


McLEAN, VA - December 29, 2000 - APACHE Medical Systems, Inc. (NASDAQ: AMSI) today announced that it has received notification from The Nasdaq Stock Market that the Company has been trading below the minimum bid price of $1.00 for 30 consecutive trading days and that its common stock is therefore subject to delisting from The Nasdaq National/SmallCap Market.

The Company has requested a hearing before a Nasdaq Listing Qualifications Panel ("Panel") to review the Staff Determination. There can be no assurance the Panel will grant the Company's request for continued listing.

In early December, APACHE said it was continuing to pursue a variety of strategic alternatives along with its financial advisor, Allen & Company Incorporated. The Company is exploring new strategic directions including building on APACHE's strong clinical foundation in order to provide additional services to hospitals based on the Company's historical strength in data management. The Company has reconstituted its Board of Directors and has also expanded its restructuring plan to bring expenses more in line with revenues with the intent of putting APACHE on the path to future profitability.

APACHE Medical Systems, Inc. -- a recognized leader in clinical decision support/outcomes management systems and consulting services for the care of high-risk patients--provides products and services that enable health systems, hospitals and providers to apply an evidence-based approach to achieve clinical performance excellence, reduce cost and compete effectively under managed care. APACHE is helping providers better manage the clinical, financial and patient outcomes of high-risk, high-cost patients in critical, acute, cardiovascular and HIV/AIDS care. APACHE provides advanced clinical data collection tools, registry management and analytic services for federal government research, as well as in support of clinical trial design and product-effectiveness evaluations for the pharmaceutical and medical device industries.

APACHE (www.apache-msi.com) is headquartered in Northern Virginia.

Statements in this press release which are not historical facts are forward-looking statements under provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be recognized by the use of words such as "anticipate,"


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"believe," "expect," "intend" and "estimate" or similar language. All forward-looking statements involve risks and uncertainties. The Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause its actual results in fiscal 2000 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company.

Important factors that could cause actual results to differ materially include but are not limited to the Company's having sufficient sales and timely collections to meet cash requirements and achieve profitability; ability to attract and retain key employees; success of its strategy to concentrate its product offerings on high-risk, high-cost patients; ability to timely develop new products and enhance existing products; ability to compete in the competitive and rapidly evolving healthcare information technology industry; success of its marketing and consulting efforts and ability to effectively utilize its direct sales force; ability to protect proprietary information and to obtain necessary licenses on commercially reasonable terms; and ability to comply with and adopt products and services to potential regulatory changes.

All forward looking statements in this press release are made as of the date of the release and are based on information available to the Company's management as of the date of the release. The Company undertakes no obligation to update any statement in this release to reflect information that becomes available to the Company after the date of this release.


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